As filed with the Securities and Exchange Commission on November 24, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Zug, Switzerland	98-0599916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Blandonnet International Business Center Chemin de Blandonnet 2 Building F, 7th Floor Vernier, Switzerland	CH-1214
(Address of Principal Executive Offices)	(Zip code)

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Walter A. Baker

Associate General Counsel

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Houston, Texas 77046

(Name and address of agent for service)

(713) 232-7500

(Telephone number, including area code, of agent for service)

Copy to:

Gene J. Oshman

James H. Mayor

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer ☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Registered Shares, par value CHF 15.00 per share	13,000,000	$84.28	$1,095,640,000	$61,136.71

(1)	Pursuant to Rule 416 under the Securities Act of 1933, there is also registered hereunder such indeterminate number of additional shares as may be required as a result of share splits, share dividends or similar transactions.
(2)	Estimated pursuant to Rules 457(c) and 457(h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the shares reported on the New York Stock Exchange on November 20, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Transocean Ltd., a Swiss corporation (the “Company”), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 13,000,000 registered shares pursuant to its Long-Term Incentive Plan (the “Plan”). The Board of Directors of the Company recommended for approval and, on May 15, 2009, the shareholders approved an amendment and restatement of the Plan that, among other things, increased the number of shares available for issuance under the Plan from 22,900,000 to 35,900,000. The contents of Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 33-64776), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-12475), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-58211), Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-94543), Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-75540) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-115456) relating to the Plan are incorporated by reference into this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

*4.1	—Articles of Association of Transocean Ltd. (incorporated by reference to Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8-K filed on December 19, 2008)

*4.2	—Organizational Regulations of Transocean Ltd. (incorporated by reference to Annex G to Transocean Inc.’s definitive proxy statement on Schedule 14A filed on November 3, 2008)

*4.3

—Long-Term Incentive Plan of Transocean Ltd. (as amended and restated as of February 12, 2009) (incorporated by reference to Exhibit 10.5 to Transocean Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008)

5.1	—Opinion of Homburger AG

23.1	—Consent of Ernst & Young LLP

23.2	—Consent of Homburger AG (included in Exhibit 5.1)

24.1	—Powers of Attorney

*	Incorporated herein by reference as indicated.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland on November 19, 2009.

TRANSOCEAN LTD.

By:	/S/ RICARDO H. ROSA
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2009.

Signature	Title

* Robert E. Rose	Chairman of the Board of Directors

/S/ ROBERT L. LONG Robert L. Long	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICARDO H. ROSA Ricardo H. Rosa	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ JOHN H. BRISCOE John H. Briscoe	Vice President and Controller (Principal Accounting Officer)

* W. Richard Anderson	Director

* Thomas W. Cason	Director

* Richard L. George	Director

* Victor E. Grijalva	Director

* Martin B. McNamara	Director

* Edward R. Muller	Director

* Robert M. Sprague	Director

Signature	Title

* Ian C. Strachan	Director

* J. Michael Talbert	Director

* John L. Whitmire	Director

*By:	/S/ ERIC B. BROWN
Eric B. Brown (Attorney in Fact)

EXHIBIT INDEX

Exhibit No.	Description

*4.1	—Articles of Association of Transocean Ltd. (incorporated by reference to Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8-K filed on December 19, 2008)

*4.2	—Organizational Regulations of Transocean Ltd. (incorporated by reference to Annex G to Transocean Inc.’s definitive proxy statement on Schedule 14A filed on November 3, 2008)

*4.3

—Long-Term Incentive Plan of Transocean Ltd. (as amended and restated as of February 12, 2009) (incorporated by reference to Exhibit 10.5 to Transocean Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008)

5.1	—Opinion of Homburger AG

23.1	—Consent of Ernst & Young LLP

23.2	—Consent of Homburger AG (included in Exhibit 5.1)

24.1	—Powers of Attorney

*	Incorporated herein by reference as indicated.